Exhibit 99

Carrier Reports First Quarter 2022 Results

•Net sales down 1% versus 2021 driven by the Chubb divestiture; organic sales up 10%
•GAAP EPS of $1.58 and adjusted EPS of $0.54
•Operating margin up over 2,500 basis points due to the gain on the sale of Chubb; adjusted operating margin expansion of 110 basis points
•Price/cost neutral
•Net cash outflows from operating activities were $202 million and free cash flow usage was $258 million
•Reaffirming full-year 2022 outlook for sales, adjusted operating margin, adjusted EPS and free cash flow*
PALM BEACH GARDENS, Fla., April 28, 2022 – Carrier Global Corporation (NYSE:CARR), leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, today reported financial results for the first quarter of 2022 and reiterated its full year outlook.
“Demand for our innovative solutions was strong in the first quarter as customers leverage our differentiated offerings to improve indoor environments and achieve their sustainability goals,” said Carrier Chairman & CEO Dave Gitlin. “This drove double-digit organic sales growth and strong adjusted operating margin expansion, both of which exceeded our expectations. We are encouraged by this momentum and confident that key secular trends and our differentiated life-cycle solutions will drive continued strong growth.”
First Quarter 2022 Results
Carrier’s first quarter sales of $4.7 billion were down 1% compared to the prior year and organic sales grew 10% over the same period. Excluding Chubb sales from the first quarter of 2021, sales were up about 12%. Sales strength continued in the HVAC segment, with North America residential, light commercial, and controls all up over 20% in the quarter. Refrigeration sales were up 1% organically despite the difficult comparison against a record quarter for the Container business in 2021. Sales for the Fire and Security segment were up 4% organically. Excluding Chubb sales from the first quarter of 2021, Fire and Security segment sales were up 8%.
GAAP operating profit in the quarter of $1.7 billion was up over 200% from last year driven by the gain on the sale of Chubb and adjusted operating profit of $650 million was up 7%. Better than expected price realization helped mitigate continued supply chain challenges related to cost and availability headwinds. Price/cost was neutral in the first quarter.
Net income was $1.4 billion and adjusted net income was $473 million. GAAP EPS was $1.58 and adjusted EPS was $0.54. Net cash flows used in operating activities were $202 million and capital expenditures were $56 million, resulting in a free cash outflow of $258 million. The outflow was driven by working capital increases including the normal seasonal inventory build and the impact of supply chain challenges. During the first-quarter, Carrier repurchased $741 million of its common stock, repurchased $1.15 billion of its long-term notes and received $2.9 billion in cash proceeds from the divestiture of Chubb.
Full-Year 2022 Outlook**
Carrier reaffirmed the following outlook for 2022, excluding the pending Toshiba acquisition:

2022 Outlook

~$20B
Sales	Organic* up HSD
FX ~(1%)
Acquisitions ~1%
Divestitures ~(10%)

Adjusted Operating Margin *	Up ~75 bps Y/Y

Adjusted EPS *	$2.20 - $2.30

Free Cash Flow *	~$1.65B
Includes ~$200M in tax payments on Chubb gain

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
**As of April 28, 2022

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, April 28, 2022, at 8:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, dial (877) 742-9091.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies Corporation (the "Separation"), since renamed Raytheon Technologies Corporation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:                        Media Inquiries
Danielle Canzanella
561-365-1101
Danielle.Canzanella@Carrier.com

Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures
Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables attached to this release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, adjusted earnings per share (“EPS”), the adjusted effective tax rate, and net debt are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net income attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents. For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners.

When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted effective tax rate, incremental margins/earnings conversion, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, effective tax rate, incremental operating margin, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	For the Three Months Ended March 31,
(In millions, except per share amounts)	2022	2021
Net sales:
Product sales	$4,170	$3,864
Service sales	484	835
Total Net sales	4,654	4,699
Costs and expenses
Cost of products sold	(2,998)	(2,724)
Cost of services sold	(363)	(581)
Research and development	(125)	(121)
Selling, general and administrative	(601)	(743)
Total Costs and expenses	(4,087)	(4,169)
Equity method investment net earnings	58	38
Other income (expense), net	1,112	3
Operating profit	1,737	571
Non-service pension (expense) benefit	(1)	18
Interest (expense) income, net	(48)	(93)
Income from operations before income taxes	1,688	496
Income tax (expense) benefit	(301)	(104)
Net income from operations	1,387	392
Less: Non-controlling interest in subsidiaries' earnings from operations	8	8
Net income attributable to common shareowners	$1,379	$384

Earnings per share
Basic	$1.62	$0.44
Diluted	$1.58	$0.43
Weighted average number of shares outstanding
Basic	853.3	869.3
Diluted	874.1	889.8

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$3,604	$2,987
Accounts receivable, net	2,599	2,403
Contract assets, current	655	503
Inventories, net	2,358	1,970
Assets held for sale	—	3,168
Other assets, current	386	376
Total current assets	9,602	11,407
Future income tax benefits	517	563
Fixed assets, net	1,825	1,826
Operating lease right-of-use assets	596	640
Intangible assets, net	488	509
Goodwill	9,288	9,349
Pension and post-retirement assets	37	43
Equity method investments	1,638	1,593
Other assets	202	242
Total Assets	$24,193	$26,172

Liabilities and Equity
Accounts payable	$2,519	$2,334
Accrued liabilities	2,330	2,561
Contract liabilities, current	426	415
Liabilities held for sale	—	1,134
Current portion of long-term debt	256	183
Total current liabilities	5,531	6,627
Long-term debt	8,305	9,513
Future pension and post-retirement obligations	376	380
Future income tax obligations	366	354
Operating lease liabilities	491	527
Other long-term liabilities	1,694	1,677
Total Liabilities	16,763	19,078

Equity
Common stock	9	9
Treasury stock	(1,270)	(529)
Additional paid-in capital	5,415	5,411
Retained earnings	4,244	2,865
Accumulated other comprehensive loss	(1,297)	(989)
Non-controlling interest	329	327
Total Equity	7,430	7,094
Total Liabilities and Equity	$24,193	$26,172

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows

	(Unaudited)
	For the Three Months Ended March 31,
(In millions)	2022	2021
Operating Activities
Net income from operations	$1,387	$392
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	79	83
Deferred income tax provision	48	(2)
Stock-based compensation costs	21	19
Equity method investment net earnings	(58)	(38)
Distributions from equity method investments	11	12
(Gain) loss on extinguishment of debt	(36)	—
(Gain) loss on sale of investments	(1,112)	—
Changes in operating assets and liabilities
Accounts receivable, net	(207)	(83)
Contract assets, current	(154)	(44)
Inventories, net	(390)	(248)
Other assets, current	(15)	(23)
Accounts payable and accrued liabilities	132	151
Contract liabilities, current	13	39
Defined benefit plan contributions	(4)	(24)
Other operating activities, net	83	(50)
Net cash flows provided by (used in) operating activities	(202)	184
Investing Activities
Capital expenditures	(56)	(53)
Investments in businesses, net of cash acquired	(9)	(6)
Disposition of businesses	2,935	—
Settlement of derivative contracts, net	(32)	8
Other investing activities, net	(18)	2
Net cash flows provided by (used in) investing activities	2,820	(49)
Financing Activities
Increase (decrease) in short-term borrowings, net	(33)	28
Issuance of long-term debt	14	51
Repayment of long-term debt	(1,123)	(570)
Repurchases of common stock	(734)	(36)
Dividends paid on common stock	(129)	(104)
Dividends paid to non-controlling interest	—	(5)
Other financing activities, net	(15)	(7)
Net cash flows provided by (used in) financing activities	(2,020)	(643)
Effect of foreign exchange rate changes on cash and cash equivalents	(1)	(9)
Net increase (decrease) in cash and cash equivalents and restricted cash	597	(517)
Cash, cash equivalents and restricted cash, beginning of period	3,025	3,120
Cash, cash equivalents and restricted cash, end of period	3,622	2,603
Less: restricted cash	18	4
Cash and cash equivalents, end of period	$3,604	$2,599

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	For the Three Months Ended March 31, 2022
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$2,970	$976	$818	$(110)	$—	$4,654

Segment operating profit	$470	$107	$1,218	$(24)	$(34)	$1,737
Reported operating margin	15.8%	11.0%	148.9%			37.3%

Adjustments to segment operating profit:
Restructuring costs	$4	$—	$6	$—	$—	$10
Chubb gain	—	—	(1,112)	—	—	(1,112)
Acquisition and other related costs	—	—	—	—	6	6
Russia/Ukraine asset impairment	—	5	4	—	—	9
Total adjustments to operating profit	$4	$5	$(1,102)	$—	$6	$(1,087)

Adjusted operating profit	$474	$112	$116	$(24)	$(28)	$650
Adjusted operating margin	16.0%	11.5%	14.2%			14.0%

	(Unaudited)
	For the Three Months Ended March 31, 2021
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$2,486	$1,005	$1,304	$(96)	$—	$4,699

Segment operating profit	$365	$127	$150	$(40)	$(31)	$571
Reported operating margin	14.7%	12.6%	11.5%			12.2%

Adjustments to segment operating profit:
Restructuring costs	$4	$2	$11	$—	$1	$18
Chubb transaction costs	—	—	3	—	—	3
Separation costs	—	—	—	15	1	16
Total adjustments to operating profit	$4	$2	$14	$15	$2	$37

Adjusted operating profit	$369	$129	$164	$(25)	$(29)	$608
Adjusted operating margin	14.8%	12.8%	12.6%			12.9%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Three Months Ended March 31, 2022
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$4,654	$—		$4,654

Operating profit	$1,737	(1,087)	a	$650
Operating margin	37.3%			14.0%

Income from operations before income taxes	$1,688	(1,115)	a,b	$573
Income tax expense	$(301)	209	c	$(92)
Income tax rate	17.8%			16.0%

Net income attributable to common shareowners	$1,379	$(906)		$473

Summary of Adjustments:
Restructuring costs		$10	a
Chubb (gain) loss		(1,112)	a
Acquisition and other		6	a
Russia/Ukraine asset impairment		9	a
Debt extinguishment (gain), net (1)		(28)	b
Total adjustments		$(1,115)

Tax effect on adjustments above		$209
Total tax adjustments		$209	c

Shares outstanding - Diluted	874.1			874.1

Earnings per share - Diluted	$1.58			$0.54
(1) The Company repurchased approximately $1.15 billion of aggregate principal senior notes on March 30, 2022 and recognized a net gain of $33 million and wrote-off $5 million of unamortized deferred financing costs in Interest (expense) income, net on the accompanying Unaudited Condensed Consolidated Statement of Operations.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Three Months Ended March 31, 2021
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$4,699	$—		$4,699

Operating profit	$571	37	a	$608
Operating margin	12.2%			12.9%

Income from operations before income taxes	$496	56	a,b	$552
Income tax expense	$(104)	(13)	c	$(117)
Income tax rate	21.0%			21.1%

Net income attributable to common shareowners	$384	$43		$427

Summary of Adjustments:
Restructuring costs		$18	a
Separation costs		16	a
Acquisition and other related costs		3	a
Debt issuance costs		19	b
Total adjustments		$56

Tax effect on adjustments above		$(13)
Total tax adjustments		$(13)	c

Shares outstanding - Diluted	889.8			889.8

Earnings per share - Diluted	$0.43			$0.48

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

For the Three Months Ended March 31, 2022 Compared with the Three Months Ended March 31, 2021
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	18%	(2)%	3%	—%	19%
Refrigeration	1%	(4)%	—%	—%	(3)%
Fire & Security	4%	(1)%	(40)%	—%	(37)%
Consolidated	10%	(1)%	(10)%	—%	(1)%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Net Sales Excluding Impact of Chubb

	(Unaudited)
	For the Three Months Ended March 31, 2021
	Carrier	Fire and Security
Net Sales:
Reported	$4,699	$1,304
Chubb	(548)	(548)
Net sales excluding impact of Chubb	$4,151	$756

Percentage increase in Net sales excluding impact of Chubb	12%	8%

Free Cash Flow Reconciliation

	(Unaudited)
	Q1	Q2	Q3	Q4	FY	Q1
(In millions)	2021	2021	2021	2021	2021	2022
Net cash flows provided by (used in) operating activities	$184	$561	$579	$913	$2,237	$(202)
Less: Capital expenditures	53	79	74	138	344	56
Free cash flow	$131	$482	$505	$775	$1,893	$(258)

Net Debt Reconciliation

	(Unaudited)
(In millions)	March 31, 2022	December 31, 2021
Long-term debt	$8,305	$9,513
Current portion of long-term debt	256	183
Less: Cash and cash equivalents	3,604	2,987
Net debt	$4,957	$6,709